EXHIBIT 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

September 25, 2012

Cheniere Energy Partners, L.P.
700 Milam Street, Suite 800
Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special counsel to Cheniere Energy Partners, L.P., a Delaware limited partnership (the “Issuer”), in connection with the sale by the Issuer of an aggregate 8,000,000 common units representing limited partner interests in the Issuer (the “Firm Units”) pursuant to the Underwriting Agreement, dated September 20, 2012 (the “Underwriting Agreement”), among the Issuer, Cheniere Energy Partners GP, LLC, a Delaware limited liability company (the “General Partner”), Cheniere Energy Investments, LLC, a Delaware limited liability company, and Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as the underwriters (the “Underwriters”). Pursuant to the Underwriting Agreement, the Issuer has granted an option to the Underwriters to purchase up to an additional 1,200,000 common units representing limited partner interests in the Issuer (the “Option Units”) to cover over-allotments. The Firm Units and the Option Units are collectively referred to herein as the “Units”.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S‑K under the Securities Act of 1933, as amended (the “Securities Act”).
In rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:
(a)the Registration Statement on Form S-3 (File No. 333-168942) relating to the offering and sale, among other securities of the Issuer, of the Units, filed by the Issuer under the Securities Act with the Securities and Exchange Commission (the “SEC”) on August 19, 2010, as amended by Amendment No. 1 thereto filed with the SEC on September 17, 2010 and Amendment No. 2 thereto filed with the SEC on October 6, 2010, and including the base prospectus included in such registration statement (the “Base Prospectus”) and the other information set forth in the Incorporated Documents (as defined below) and incorporated by reference in such registration statement and therefore deemed to be a part thereof (such registration statement, as so amended at the most recent time it became effective, and including the Base Prospectus and such other information incorporated by reference in such registration statement, being referred to herein as the “Registration Statement”);

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September 25, 2012

(b)the registration statement on Form S-3MEF (File No. 333-183986) (the “Rule 462(b) Registration Statement”) relating to 7.4% of the Units, filed by the Partnership with the SEC on September 19, 2012, pursuant to Rule 462(b) under the Securities Act, which incorporates by reference the contents of the Registration Statement;

(c)the prospectus supplement dated September 20, 2012, relating to the Units in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (such prospectus supplement, together with the Base Prospectus and the Incorporated Documents, being referred to herein as the “Prospectus”);

(d)each of the Issuer's reports that have been filed with the SEC and are incorporated by reference in the Registration Statement (the “Incorporated Documents”);

(e)the executed Underwriting Agreement;

(f)the Certificate of Limited Partnership of the Issuer, as filed with the Secretary of State of the State of Delaware on November 21, 2006, certified as of a recent date by the Secretary of State of the State of Delaware and certified by a duly authorized officer of the General Partner, as the general partner of the Issuer, as in effect on each of the dates of adoption of the resolutions specified in paragraph (j) below, the date of the Underwriting Agreement and the date hereof;

(g)the Third Amended and Restated Agreement of Limited Partnership of the Issuer, dated as of August 9, 2012, certified by a duly authorized officer of the General Partner, as the general partner of the Issuer, as in effect on each of the dates of adoption of the resolutions specified in paragraph (j) below, the date of the Underwriting Agreement and the date hereof;

(h)the Certificate of Formation of the General Partner, as filed with the Secretary of State of the State of Delaware on November 21, 2006, certified as of a recent date by the Secretary of State of the State of Delaware, and certified by a duly authorized officer of the General Partner as in effect on each of the dates of adoption of the resolutions specified in paragraph (j) below, the date of the Underwriting Agreement and the date hereof;

(i)the Third Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of August 9, 2012, certified by a duly authorized officer of the General Partner as in effect on each of the dates of adoption of the resolutions specified in paragraph (j) below, the date of the Underwriting Agreement and the date hereof;

(j)resolutions of the Board of Directors of the General Partner, dated August 6, 2010 and September 5, 2012, resolutions of the Pricing Committee of the Board of Directors of the General Partner, dated September 19, 2012, and resolutions of the Conflicts Committee of the Board of Directors of the General Partner, dated September 5, 2012, each certified by a duly authorized officer of the General Partner to be true, complete and correct copies thereof;

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September 25, 2012

(k)certificates dated as of recent dates, received by us from the Secretary of State of the State of Delaware, as to the valid existence and good standing of each of the Issuer and the General Partner; and

(l)such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such records of the Issuer and the General Partner and such other agreements, certificates of public officials, certificates of officers and other representatives of the Issuer, the General Partner and others, and such other documents, certificates and records as we have deemed necessary or appropriate, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.
In rendering the opinion expressed below, we have assumed and have not verified (i) the legal capacity of all natural persons, (ii) the genuineness of the signatures on all documents that we have examined, (iii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies and (iv) the authenticity of the originals of such documents. In conducting our examination of executed documents or documents to be executed, we have assumed, without independent investigation, that all parties thereto, other than the Issuer and the General Partner, had or will have the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed, without independent investigation, the due authorization by all requisite action, limited partnership or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the General Partner and others.
Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Units, when issued and delivered against payment therefor as provided in the Underwriting Agreement, will be validly issued, fully paid and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act).
We express no opinion other than as to the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act (each of which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws).
We hereby consent to the filing of this opinion with the SEC as an exhibit to a Current Report on Form 8-K of the Issuer and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we

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September 25, 2012

disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein, or of any subsequent changes in law.

Very truly yours,

/s/ Andrews Kurth LLP